Exhibit 99.1

             PharmaFrontiers Corp. Elects Interim Chairman

    THE WOODLANDS, Texas--(BUSINESS WIRE)--Oct. 26, 2005--PharmaFrontiers Corp. (OTCBB:PFTR), a company involved in the development and commercialization of cell therapies, announced today that Brooks Boveroux, a director of the Company, has been unanimously elected interim chairman of the board, effective immediately. Mr. Boveroux, age 62, is replacing Robert H. Gow, who has resigned from both the board of directors and his position as chairman.
    "I am pleased to be taking on the role as interim chairman of PharmaFrontiers at this important time," said Mr. Boveroux. "My fellow Board members and I thank Bob for his contributions to the Company and wish him well in his future endeavors. This is an exciting time as we prepare to implement our upcoming Phase IIb trials for Tovaxin(TM) in Multiple Sclerosis. We are encouraged about the power of our technology to treat this devastating disease."
    Mr. Boveroux's career has spanned over two decades of senior level financial positions with public and private companies both in the research stage and those marketing approved products in the health care industry. His last position was chief financial officer of Imcor Pharmaceutical Co., a specialty pharmaceutical company, from which he retired in 2004. Mr. Boveroux has held the post of vice president of finance for several prominent biotechnology companies including Biogen, Inc., ImClone Systems, Inc. and The Liposome Company, Inc.
    David McWilliams, chief executive officer of PharmaFrontiers Corp., commented, "Mr. Boveroux's leadership and experience in the health care industry will be a key contributor as PharmaFrontiers advances its clinical program. I believe this is the ideal time in the Company's development to appoint a chairman who possesses a wealth of biopharmaceutical and financial skills and experience."

    About PharmaFrontiers Corp.

    PharmaFrontiers' strategy is to develop and commercialize cell therapies to treat several major disease areas such as cardiac and pancreatic conditions and Multiple Sclerosis. PharmaFrontiers owns patented and proprietary individualized cell therapies that are in FDA Phase I/II human dose ranging clinical trials to evaluate their safety and effectiveness in treating MS. The company also holds the exclusive worldwide license from the University of Chicago, through its prime contractor relationship with Argonne National Laboratory, for patents relating to the use of adult pluripotent stem cells derived from patients' own circulating blood.

    Safe Harbor Statement

    This press release contains "forward-looking statements," including statements about PharmaFrontiers' growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to PharmaFrontiers' ability to obtain additional funding, develop its stem cell technologies, achieve its operational objectives, and obtain patent protection for its discoveries, that may cause PharmaFrontiers' actual results to be materially different from any future results expressed or implied by such forward-looking statements. PharmaFrontiers undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.



    CONTACT: PharmaFrontiers Corp., The Woodlands
             C. William Rouse, 281-775-0608
             brouse@pharmafrontierscorp.com
             or
             Lippert/Heilshorn & Associates
             Investor Relations Contacts:
             Kim Sutton Golodetz, 212-838-3777
             kgolodetz@lhai.com
             or
             Bruce Voss, 310-691-7100
             bvoss@lhai.com
             or
             Lippert/Heilshorn & Associates
             Media Relations Contact:
             Mark Stuart, 310-691-7100
             mstuart@lhai.com